UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2017

DIGITAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 10, 2017, Digital Power Corporation issued a press release announcing its results of operations and financial condition for the quarter and fiscal year ended December 31, 2016. The full text of the press release is set forth in Exhibit 99.1 attached to this report.

The press release includes a discussion of Non - GAAP Net Income (excluding stock option expenses, amortization of intangible intellectual property and impairments of investments).

Non-GAAP Net Income should not be considered in isolation or as a substitute for net loss as a measure of performance. A reconciliation to the comparable GAAP measure is provided in the press release.

The information contained in this Item 2.02 and in Exhibits 99.1 attached to this Current Report on Form 8-K is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Press release dated April 10, 2017, entitled “Digital Power Corporation Reports Financial Results for the Fourth Quarter and the Year Ended December 31, 2016”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Power Corporation a California corporation

Dated: April 10, 2017	By:	/s/ Amos Kohn
Amos Kohn
President and Chief Executive Officer

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